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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 1, 2002

                                Modem Media, Inc.
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             (Exact name of Registrant as Specified in its Charter)


Delaware                            0-21935                  06-1464807
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State or other              (Commission File Number)         (I.R.S. Employer
Jurisdiction of                                              Identification No.)
 Incorporation)

                   230 East Avenue, Norwalk, Connecticut 06855
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              (Address of Principal Executive Officers) (Zip Code)



                                 (203) 299-7000
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              (Registrant's telephone number, including area code)



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Item 5.  Other Events

1. On February 28, 2002, Modem Media, Inc. (the "Company") issued a press release announcing its results for the fourth quarter 2001 and year-end December 31, 2001. The complete text of the press release issued by the Company is attached as an exhibit to this document.

2. On March 1, 2002, the Company issued a press release correcting its February 28, 2002 press release as follows: The charge related to impairment of goodwill and investments for the year ended December 31, 2001 from $2.9 million to $3.6 million. This $3.6 million charge was included in the one-time total net charges of $16.0 million for such period, or $6.5 million on an after-tax basis. The complete text of the press release issued by the Company is attached as an exhibit to this document.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  99.1    Press Release, dated February 28, 2002
                  99.2    Press Release, dated March 1, 2002



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           MODEM MEDIA, INC.


                                           /s/ Sloane Levy
                                           -------------------------------------
                                           Sloane Levy
                                           Senior Vice President, General
                                           Counsel, Human Resources and
                                           Corporate Secretary

March 1, 2002


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